Exhibit 32.1

CERTIFICATION PURSUANT TO

SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, Doug Hamilton, the Vice President of Man Investments (USA) Corp., the general partner of Man-AHL Diversified I L.P. (the “Partnership”), certify that (i) the Annual Report of the Partnership on Form 10-Q for the period ending September 30, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: November 12, 2021

By:	Doug Hamilton
Doug Hamilton
Vice President of Man Investments (USA) Corp., the General Partner of the Partnership